Exhibit 21

Subsidiaries

The significant subsidiaries of Sears, Roebuck and Co., the names under which such subsidiaries do business, and the states or countries in which each was organized, were as follows at December 30, 1995:

                                                             Place of
Name                                                         Organization

Consolidated Subsidiaries:
Maxserv. Inc.                                                  Texas
Sears Canada Inc.                                              Canada
   Sears Acceptance Company Inc.                               Canada
Sears Credit Corp. I                                           Delaware
Sears Credit Corp. II                                          Delaware
Sears DC Corp.                                                 Delaware
Sears Logistics Services, Inc.                                 Delaware
Sears National Bank                                            United States
Sears Overseas Finance N.V.                                    Netherlands
                                                                Antilles
Sears Receivables Financing Group, Inc.                        Delaware
Sears Roebuck Acceptance Corp.                                 Delaware
Sears, Roebuck de Mexico, S.A. de C.V.                         Mexico
Sears, Roebuck de Puerto Rico, Inc.                            Delaware
Western Auto Supply Company                                    Delaware
  Tire America Inc.                                            Delaware
   NTW Incorporated                                            Delaware

94 other companies                                             Various

   The Company owns 20% to 50% of the outstanding voting securities of 24 companies which are accounted for on an equity method.

   The Company has investments in a number of other corporations representing substantial percentages (but not more than 20 percent) of their outstanding capital stock. The Company disclaims control of any such companies.